SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (the "Agreement") is entered into as of this the 30 day of June, 2000, by and between Nexland, Inc. an Arizona corporation (the "Company") and Enrique Dillon (the "Executive").

WHEREAS, the Company and the Executive have decided to terminate the Executive Employment Agreement between them dated April 25, 2000 (the "Employment Agreement") and the employment relationship existing thereunder; and

WHEREAS, both Executive and the Company desire to resolve any differences and/or disputes with respect to Executive's employment and the termination thereof;

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company acknowledge and voluntarily agree as follows:

1. The forgoing recitals are true and correct and are incorporated herein by this reference.

2. The Executive and the Company shall terminate the Employment Agreement as of 5:00 p.m., Eastern Standard Time on June 30, 2000 the ("Effective
Time"). As of the Effective Time, all rights of the Executive with respect to the One Million One Hundred Seventy Thousand (1,170,000) shares of common stock of the Company issued pursuant to Section 4.2 of the Employment Agreement shall terminate and all Executive Stock (as defined in the Employment Agreement) shall be forfeited by the Executive.

3. a. In consideration of the termination of the Employment Agreement and the other covenants and agreements set forth herein, the Company shall, within seven
(7) business days of the date hereof, issue to the Executive Five Hundred Thousand (500,000) shares of common stock of the Company (the "Shares"). Such Shares shall be immediately vested and represented by a share certificate of the Company in the form set forth on Exhibit A hereto.

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b. All Five Hundred Thousand (500,000) shares shall be registered on the company's next registration statement, wherein it registers the shares of Fred Schmid, Erik Nelson and Daniel Sultan. The Company agrees that it shall as soon as reasonably practicable make best efforts to file and make effective such registration statement with the Securities and Exchange Commission ("SEC") and such states as the Executive may reasonably request which shall register the Shares for sale by the Executive. The Executive shall be entitled to sell one half, or Two Hundred Fifty Thousand (250,000) of such Shares immediately after such registration statement is declared effective, and such Shares shall be immediately available for sale by the Executive and subject to no further restrictions, except those that may be imposed by applicable securities laws and regulations. The Executive agrees not to sell the remaining Two Hundred Fifty Thousand (250,000) Shares (the "Remaining Shares") on the public markets until November 30, 2000, at which time the Remaining Shares shall no longer be subject to any restrictions except those imposed by any applicable securities laws and regulations. The Company agrees to keep the registration statement effective for one (1) year. Executive agrees to cooperate in providing any information required to keep the registration statement effective, including any post effective amendments.

4. Except with respect to the (i) covenants and agreements of the Company set forth in this Agreement and the indemnification rights of the Executive under
Section 10 of the Employment Agreement which shall survive for the period equal to the statute of limitation plus six (6) months, the Executive, on behalf of himself, his successors, heirs and assigns, hereby agrees to completely and irrevocably discharge and release the Company, its officers, directors, employees, agents, shareholders, affiliate corporations or entities, predecessors, successors and assigns, and their officers, directors, employees, agents and shareholders from any and all claims, demands, actions, damages, lawsuits, obligations, promises, administrative actions, charges and causes of action, and/or liability whatsoever, both known or unknown, in law or in equity, involving any matter arising out of or in any way related, directly or indirectly, to any and all obligations, duties and liabilities under the Employment Agreement and the termination of same, including, but not limited to, any claim of wrongful discharge, breach of contract, and/or employment

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discrimination in violation arising out of, under, or in relation to the
Executive's employment with the Company, the termination of the Employment Agreement, the Civil Rights Act of 1871, the Labor Management Relations Act of 1947, the Equal Pay Act of 1963, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the Rehabilitation Act of 1973, the Health Maintenance Organization Act of 1973, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, Executive Orders 11141, 11246 and 11375, Chapter 760 of the Florida Statutes, the Florida Civil Rights Act of 1992, and/or any other state, federal or local Fair Employment Practice law, employment law, or statute.

5. The Company, for itself and its directors, officers, employees, agents, subsidiaries and affiliated entities, remises, releases, and forever discharges Executive, his heirs, executors, and administrators, successors, assigns, agents, counsel and representatives, of and from all manner of action and actions, cause and causes of action, suits, debts, sums of money, covenants, contracts, agreements, claims and demands whatsoever, in law, or in equity, that Company ever had, now has or may have, for, on, or by reason of any matter, cause, or thing whatsoever, that may have arisen by reason of Executive's employment or affiliation with the Company. The Company shall indemnify Executive and hold him harmless from any liability, damages or costs Executive may suffer as a result of suits, claims demands, costs or judgments against him arising out of Executive's employment or affiliation with the Company.

6. The Executive and the Company agree that except as provided in Section 3 above and Section 7 hereof, Executive is not entitled to any additional salary, benefits, compensation or other consideration of any nature whatsoever.

7. The Executive and the Company agree that Section 7 (Proprietary Rights) and
Section 10 (Indemnification) of the Employment Agreement shall survive the termination of the Employment Agreement. The Company agrees to maintain director and officer liability insurance in the minimum amount of One Million Dollars ($1,000,000) for the full period of the statute of limitations plus six months or provide the Executive with a "tail" policy covering the same period covering claims for which the Executive is entitled to indemnification pursuant to
Section 10 of the Employment Agreement.


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8. The Executive covenants and agrees that this Agreement and its terms and conditions are, collectively and individually, totally confidential, and that from the date of this Agreement forward shall forever be kept totally confidential and shall not in any manner or for any reason be disclosed by Executive without the express written consent of the Company except (a) to his attorneys, accountants, and family members on a "need to know" basis, all of whom shall be informed of and be bound by the provisions of this paragraph; (b) as may be required by government agencies, such as the Internal Revenue Service and the SEC; (c) pursuant to court order or subpoena compelling such disclosure. Should Executive or his representatives receive any such subpoena or court order compelling disclosure, Executive shall immediately notify the Company so that it may have the opportunity to interpose an objection. The provisions of this
Section 8 shall not apply in any action brought by the Executive to enforce any provisions of this Agreement.

9. The Executive shall refrain from making any written or oral statement or taking any action, directly or indirectly, which he knows or reasonably should know to be a disparaging or negative comment concerning the Company or its officers, directors, employees and agents with the intent to injure or damage the Company or its officers, directors, employees and agents, and shall refrain from suggesting that any such disparaging or negative comment concerning the Company or its officers, directors, employees and agents be made except as may be compelled by a court of competent jurisdiction. The Company shall refrain from making any written or oral statement or taking any action, directly or indirectly, which it knows or reasonably should know to be a disparaging or negative comment concerning the Executive with the intent to injure or damage the Executive, and shall refrain from suggesting that any such disparaging or negative comment concerning the Executive be made except as may be compelled by a court of competent jurisdiction.

10. On or before the Effective Time, the Executive will return to the Company any and all documents, lists, data, confidential information, trade secrets, keys, equipment, products or other property in his possession which relate in any manner to the Company.


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11. The Executive and Company each represent and warrant that they have had the opportunity to review and consider the terms of this Agreement with their respective legal counsel (the costs of such counsel having been, and continuing to be, borne exclusively by the Company with respect to Company's legal counsel, and by Executive with respect to Executive's counsel), and that neither of them have made any representations concerning the terms or effects of this Agreement other than those contained in this Agreement, it being clearly understood that this Agreement and the sections of the Employment Agreement which survive its termination pursuant to Section 7 hereof are the only agreements between the parties and they may not be modified or terminated orally, but only in a writing signed by both of them.

12. The Executive and Company each acknowledge that the other's breach of the terms of this Agreement would make difficult the assessment of monetary damages that would be sustained from such breach, and it would be difficult, if not impossible, to compensate fully for damages for any such breach, specifically including, but not limited to, breach of the provisions relating to confidentiality, non-competition, non-disparagement and issuance and registration of the Shares. Accordingly, each party specifically agrees that the other shall be entitled to temporary and permanent injunctive relief and/or specific performance to enforce this Agreement or to enjoin any unauthorized disclosure of confidential information, and the Party in breach shall expressly waive the defense that a remedy in damages would be adequate and any requirement for the security or posting of any bond in connection with any such injunctive relief. This provision with respect to injunctive relief and/or specific performance shall not, however, diminish the right of the non-breaching Party to claim and recover damages in addition to or in lieu of injunctive relief and/or specific performance.

13. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns, whether so expressed or not.

14. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.


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15. If any legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or threatened breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that legal proceeding, in addition to any other relief to which such party may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

16. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Miami-Dade County or the United States District Court, Southern District of Florida, Miami Division. Each party consents to the jurisdiction of such court in any such proceeding and waives any objection to the laying of venue of any such proceeding in such court. THE PARTIES EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF, CONNECTED WITH OR RELATED TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY'S AGREEMENT TO ENTER INTO THIS AGREEMENT AND THE SETTLEMENT CONTEMPLATED HEREUNDER.

17. If any provision of this Agreement is invalidated by a court of competent jurisdiction, then all of the remaining provisions of this Agreement shall remain in full force and effect, provided that both parties may still effectively realize the complete benefit of the promises and considerations conferred hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.


Witnesses (2 for each party):

/s/ ENRIQUE DILLON
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ENRIQUE DILLON
Date: June 30, 2000

NEXLAND, INC., an Arizona corporation

/s/Gregory Levine
-----------------
Gregory Levine, President
Date: June 30, 2000